Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

HC2 Holdings, Inc.
New York, New York
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-207470, 333-207266 and 333-213107) and Form S-8 (No. 333-198727) of HC2 Holdings, Inc. of our reports dated March 9, 2017, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of HC2 Holdings, Inc.’s internal control over financial reporting, which appear in this Form 10-K.

/s/ BDO USA, LLP
New York, New York

March 9, 2017